Exhibit 99.4

AMENDMENT

TO

LICENSE AGREEMENT

This Amendment (“Amendment”) is made as of the 11th day of December, 2020, by and between The Bank of New York Mellon (“Licensor”) and Goldman Sachs Physical Gold ETF (formerly known as Perth Mint Physical Gold ETF Trust) (“Licensee”).

BACKGROUND:

A.	Licensor and the Licensee entered into a License Agreement dated as of June 21, 2018 (the “Agreement”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	The third Whereas clause in the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to Section 2 below, the Licensee intends to sublicense the license granted herein to Goldman Sachs Asset Management, the Sponsor.”

2.	Section 12.8 of the Agreement is hereby amended by replacing the Contact Information for Licensor with the following:

Contact Information for Licensor:

The Bank of New York Mellon

240 Greenwich Street

New York, New York, 10286

Attn: Legal Department – Asset Servicing

and by replacing the Contact Information for Licensee with the following:

Contact Information for Licensee:

GOLDMAN SACHS PHYSICAL GOLD ETF

c/o: Goldman Sachs Asset Management

200 West Street, 37th Floor

New York, NY 10282

Attn: Michael Crinieri

3.	All references to “Perth Mint Physical Gold ETF” shall be deleted and replaced with “Goldman Sachs Physical Gold ETF.”

4.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Snyder
Name:	Robert Snyder
Title:	Managing Director

GOLDMAN SACHS PHYSICAL GOLD ETF (formerly known as Perth Mint Physical Gold ETF Trust)
By: GOLDMAN SACHS ASSSET MANAGEMENT L.P., as Sponsor

By:	/s/ Michael Crinieri
Name:	Michael Crinieri
Title:	Managing Director